Exhibit 10.53

SIDE LETTER AGREEMENT

This Side Letter Agreement (this “Agreement”) is entered into as September 2, 2025 (the “Effective Date”), by and between MOBIX LABS, INC., a Delaware corporation (the “Company”), and MAXIMCASH SOLUTIONS LLC (“MAXICASH”). The Company and MAXICASH are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, MAXICASH has provided valuable assistance to the Company in connection with securing financing for the Company; and

WHEREAS, in consideration of such assistance, the Company has agreed to issue additional shares of its Class A Common Stock to MAXICASH, on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and intending to be legally bound, the Parties agree as follows:

1. Issuance of Shares. The Company shall issue to MAXICASH One Hundred Thousand (100,000) duly authorized, validly issued, fully paid, and non-assessable shares of the Company’s Class A Common Stock, par value $0.00001 per share (the “Shares”). The Shares are being issued solely as consideration for services rendered and not as collateral or as security for any obligation.

2. Registration of Shares. The Company shall register the Shares for resale under the Securities Act of 1933, as amended (the “Securities Act”), in Company’s registration statement on Form S-1, to be filed before December 31, 2025 (the “Registration Statement”).

3. Entire Consideration. The issuance of the Shares pursuant to this Agreement shall fully satisfy the Company’s obligations to MAXICASH with respect to the additional consideration contemplated hereby. MAXICASH acknowledges that no further shares, cash payments, or other consideration shall be due or payable in connection with such services.

4. Representations and Warranties. Each Party represents and warrants to the other that:

(a)	it has the full right, power, and authority to enter into and perform this Agreement;

(b)	this Agreement constitutes a valid and binding obligation of such Party enforceable against it in accordance with its terms; and

(c)	the execution, delivery, and performance of this Agreement do not violate or conflict with any agreement, law, or regulation applicable to such Party.

5. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its conflict of laws rules.

6. Arbitration. Any dispute, controversy, or claim arising out of or relating to this Agreement, or the breach, termination, enforcement, interpretation, or validity thereof, shall be finally resolved by binding arbitration administered by the American Arbitration Association (AAA) in accordance with its Commercial Arbitration Rules then in effect. The arbitration shall be conducted before a single arbitrator experienced in corporate and securities matters, seated in New York, New York. The award of the arbitrator shall be final and binding upon the Parties, and judgment upon the award may be entered in any court of competent jurisdiction. Each Party shall bear its own costs and expenses of arbitration, except that the arbitrator may award attorneys’ fees and costs to the prevailing Party in its discretion. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY

7. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company and MAXICASH and each of their respective successors and permitted assigns. This Agreement is intended for the benefit of the parties hereto and each of their respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

8. Severability. If any term or provision of this Agreement is or becomes, or is deemed to be invalid, illegal or unenforceable in any jurisdiction or under any applicable law, rule or regulation, then such provision shall be construed or deemed amended to conform to applicable law, or such provision shall be stricken as to such jurisdiction and the remainder of this Agreement shall remain in full force and effect.

9. Complete Agreement. This Agreement embodies the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersedes any and all prior promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way.

10. Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s General Counsel at 1 Venture Plaza, Suite 220, Irvine, CA 92618, or if the Company should move its principal office, to such principal office, and, in the case of MAXICASH, to MAXICASH’ s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section 10.

11. Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Execution and delivery by electronic transmission (including via PDF or DocuSign) shall be deemed effective as an original signature.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date written below.

MOBIX LABS, INC.

By:	/s/ Keyvan Samini
Name:	Keyvan Samini
Title:	President, CFO and Acting General Counsel

MAXIMCASH SOLUTIONS LLC

By:	/s/ Stephen Cherner
Name:	Stephen Cherner
Title:	Chief Executive Officer